UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 14, 2013

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

(Address of principal executive offices)

Telephone – (214) 432-8002

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01  Other Events.

On August 14, 2013, we instructed our EDGAR provider to file with the Securities and Exchange Commission a Form 12b-25 to extend the due date of the filing obligation of our Form 10-Q for the quarter ended June 30, 2012.  In connection with technical difficulties with the Commission’s server system, our EDGAR provider inadvertently filed our Form 12b-25 coded as a “10-Q” in the EDGAR system.  Our EDGAR provider immediately re-filed the Form 12b-25 with the proper coding, and it now correctly appears as “NT 10-Q” in the system.  Accordingly the Form 12b-25 appears twice, once with the correct coding and once with the incorrect coding (both reflect a filing date of August 15, 2013).  On August 16, 2013, we filed our actual quarterly report on Form 10-Q, which report is intended to be our sole 10-Q filing and is correctly coded as our “10-Q” for the period ended June 30, 2013.  Our EDGAR provider has contacted the Commission regarding this matter, and we will formally request that the Form 12b-25 that is incorrectly coded as a “10-Q” be removed from the EDGAR system.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: August 16, 2013	By: /s/ John Brda
John Brda
President

2